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                                                                    Exhibit 99.1

                           [LOGO OF SERACARE, INC.]

News Announcement

CONTACT:
Barry D. Plost                          Jennifer Colbert, Nathan Ellingson
Chairman, President & CEO               Jaffoni & Collins
SeraCare, Inc.                          212/835-8500 or srk@jcir.com
310/772-7777

                         SeraCare CHANGES record date
                    for SeraCare Life Sciences distribution

LOS ANGELES, California, September 10, 2001 -  SeraCare, Inc. (AMEX: SRK) and
                                                                     ---
its wholly-owned subsidiary, SeraCare Life Sciences, Inc., announced today that the record date for the spin-off of SeraCare Life Sciences, Inc. has changed from September 13, 2001 to September 24, 2001. The change was effected in order to provide additional time to complete final documentation for the merger. As previously announced, SeraCare intends to spin-off its Life Sciences business to stockholders in connection with and immediately prior to the acquisition of SeraCare, Inc. by Probitas Pharma, S.A. through a merger of SeraCare with an indirect, wholly-owned U.S. subsidiary of Probitas Pharma.

If all conditions to the merger are satisfied, stockholders of record at the close of business on September 24, 2001 will receive two shares of SeraCare Life Sciences common stock for every five shares of SeraCare common stock they own.

On August 13, 2001, SeraCare mailed its definitive proxy statement to stockholders of record as of July 31, 2001. The proxy statement provides detailed information regarding the merger of SeraCare with an indirect, wholly-owned U.S. subsidiary of Probitas Pharma. On September 12, 2001 a special meeting of SeraCare stockholders will be held to vote on the merger. The spin-off is expected to occur after the close of business on September 24, 2001, and the merger is expected to close on September 25, 2001. If the spin-off and the merger are delayed, another press release will be issued indicating when the spin-off and merger are expected to occur.


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There is no current trading market for the SeraCare Life Sciences common stock.
SeraCare Life Sciences is applying for its common stock to be traded on the OTC Bulletin Board under the proposed symbol of "SCLS." SeraCare Life Sciences expects to issue a press release when its application has been approved, announcing when trading will commence.

About SeraCare, Inc.

SeraCare, Inc. is a bioscience company and fully integrated manufacturer of plasma-based therapeutic and diagnostic products. SeraCare operates 42 source plasma and antibody collection centers throughout the United States, and sells its products to major pharmaceutical manufacturing and biotech companies worldwide for use in making plasma-derived therapeutic and diagnostic products.

About SeraCare Life Sciences, Inc.

Based in Oceanside, California, SeraCare Life Sciences, Inc. is a manufacturer of plasma-based diagnostic products and distributor of therapeutic products in domestic and international markets.

This press release contains "forward-looking statements" (as defined under federal securities law) regarding the spin-off and the planned merger of SeraCare with an indirect, wholly-owned U.S. subsidiary of Probitas Pharma. The actual events, including the prospects for SeraCare Life Sciences and the ability of the parties to close the spin-off and the merger transactions, may differ materially and adversely from those discussed in this press release. Factors that may cause such a difference include, without limitation, inability to obtain SeraCare stockholder approval of the merger transaction, failure to satisfy the closing conditions set forth in the merger agreement, including the failure of Probitas Pharma to obtain the financing, potential litigation, and other risks associated with acquisitions. There can be no assurance that the spin-off and the merger will be completed on the intended schedule, or at all.

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